Exhibit 10.1

FORUM ENERGY TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Effective as of July 1, 2013)

FORUM ENERGY TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As effective July 1, 2013)
SECTION 1
PURPOSE
The purpose of the Forum Energy Technologies, Inc. Employee Stock Purchase Plan is to provide eligible Employees of the Company and its Designated Subsidiaries with an opportunity to acquire a proprietary interest in the Company’s long‑term performance and success through the purchase of shares of Common Stock at a favorable price with funds accumulated through payroll deductions.
It is intended that this Plan shall constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code.
SECTION 2
DEFINITIONS
As used in the Plan, the following terms, when capitalized, have the following meanings:
(a)    “Board” means the Company’s Board of Directors.
(b)    “Business Day” means a day that the New York Stock Exchange, or any other exchange on which the Company’s Common Stock is traded, is open.
(c)    “Code” means the Internal Revenue Code of 1986, as amended.
(d)    “Committee” means the committee described in Section 11.
(e)    “Common Stock” means the common stock of the Company, $.01 par value per share, or any stock into which that common stock may be converted.
(f)    “Company” means Forum Energy Technologies, Inc., a Delaware corporation, and any successor corporation.
(g)    “Compensation” means the income an Employee receives that is included in the Employee’s Form W‑2 compensation actually paid during the Plan Year, together with the Employee’s pre‑tax contributions under the Forum Energy Technologies, Inc. 401(k) Plan for the Plan Year; provided, however, that any amount which would otherwise be considered Compensation but which is received by an Employee under the following circumstances will not be considered Compensation: (1) any amount intended as reimbursement for moving expenses; (2) any amount intended as reimbursement for car expenses; (3) any amount paid after termination of employment which is attributable to severance pay and unused sick days and vacation days; (4) any amount received as non‑cash fringe benefits or allowances; (5) foreign assignment related allowances such as housing, cost of living, and educational allowances; (6) amounts realized (i) from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Treasury Regulation Section 1.421‑1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (ii)  from the sale, exchange, or other disposition of stock acquired under a statutory stock option, or (iii) as a result of any other grant, purchase, or settlement or disposition of stock‑based compensation, whether under the Company’s stock incentive plan or otherwise; and (7) amounts deferred under a nonqualified deferred‑compensation plan or arrangement.
(h)    “Contributions” means all amounts contributed by a Participant to the Plan in accordance with Section 5.
(i)    “Corporate Transaction” means (i) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin‑off, spin‑out, split‑off, split‑up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.
(j)    “Custodian” means Bank of America Merrill Lynch.
(k)    “Designated Subsidiary” means a Subsidiary that has been designated by the Board or the Committee as eligible to participate in the Plan as to its eligible Employees.
(l)    “Disability” means any physical or mental condition for which the Participant would be eligible to receive long‑term disability benefits under the Company’s or a Designated Subsidiary’s long‑term disability plan. With respect to any Participant residing outside of the United States, the Committee may revise the definition of "Disability" as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.
(m)    “Effective Date” means July 1, 2013, subject to approval by the stockholders of the Company.
(n)    “Employee” means any person who performs services for, and who is classified as an employee on the payroll records of the Company or a Designated Subsidiary.
(o)    “Enrollment Date” means the date prior to each Purchase Period designated by the Committee as the last day for submission of enrollment and contribution elections.
(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)    “Fair Market Value” of a share of Common Stock means, as of any specified date: the closing price of the Common Stock, if the Common Stock is listed on a national stock exchange registered under Section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, if no closing price is reported on that date, on the last preceding date on which such closing price of the Common Stock is so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.
(r)    “Insider” means (i) any officer of the Company or a Designated Subsidiary who is subject to the reporting requirements of Section 16 of the Exchange Act and (ii) unless the Committee determines otherwise, any individual that the General Counsel of the Company designates as subject to the Company’s insider trading or blackout policies, as they may be in place from time to time.
(s)    “Offering Date” means the first Business Day of each Purchase Period.
(t)    “Participant” means a participant in the Plan as described in Section 4.
(u)    “Payroll Deduction Account” means the bookkeeping account established for a Participant in accordance with Section 5.
(v)    “Plan” means the Forum Energy Technologies, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.
(w)    “Plan Year” means the 12‑month period ending on December 31 of each year.
(x)    “Purchase Date” means the last Business Day of each Purchase Period or such other date as required by administrative operational requirements.
(y)    “Purchase Period” means a period of six months commencing on January 1 and July 1 of each Plan Year. The initial Purchase Period after the Effective Date shall be set by the Committee and may be, in the Committee’s discretion, for a period of less than six months.
(z)    “Purchase Price” means an amount equal to 85% to 100% of the Fair Market Value of a Share on one of the following dates: (i) the Offering Date, (ii) the Purchase Date or (iii) the Offering Date or the Purchase Date, whichever is lower, as the Committee in its sole discretion shall determine and communicate to the Participants.
(aa)    “Retirement” means, with respect to a Participant, the Participant’s termination of employment with the Company or a Designated Subsidiary after attaining age 65. Notwithstanding the foregoing, with respect to a Participant residing outside the United States, the Committee may revise the definition of "Retirement" as appropriate to conform to the laws of the applicable non‑U.S. jurisdiction.
(bb)    “Share” means a share of Common Stock, as adjusted in accordance with Section 13.
(cc)    “Subsidiary” means a domestic or foreign corporation of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. The definition of Subsidiary should be interpreted so as to include any entity that would be treated as a “subsidiary corporation” under Code Section 424(f).

SECTION 3
ELIGIBILITY
(a)    Eligible Employees. Any person who is an Employee as of the Enrollment Date immediately preceding an Offering Date in a given Purchase Period will be eligible to participate in the Plan for that Purchase Period, subject to the requirements of Section 4 and the limitations imposed by Code Section 423(b). Notwithstanding the foregoing, the Committee may, on a prospective basis, (i) exclude from participation in the Plan any or all Employees whose customary employment is 20 hours per week or less or is not for more than five months in a calendar year, and (ii) impose an eligibility service requirement of up to two years of employment. The Committee may also determine that a designated group of highly compensated employees (within the meaning of Code Section 414(q)) are ineligible to participate in the Plan.
(b)    Five Percent Shareholders. Notwithstanding any other provision of the Plan, no Employee will be eligible to participate in the Plan if the Employee (or any other person whose stock would be attributed to the Employee pursuant to Code Section 424(d)) owns an amount of capital stock of the Company and/or holds outstanding options to purchase stock which equals or exceeds five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Designated Subsidiary.
SECTION 4
PARTICIPATION
An Employee may elect to become a Participant in the Plan on the Offering Date following the date he first meets the eligibility requirements of Section 3, by completing such enrollment documents as are provided by the Committee or its designee, including where applicable a payroll deduction authorization form, and submitting them to the Committee or its designee in accordance with the administrative requirements and any limitations established by the Committee. The enrollment documents will set forth the amount of the Participant’s Contributions, which may be established as a percentage of the Participant’s Compensation or a specific dollar amount; provided, however, in no event shall a Participant’s Contributions for a given payroll exceed thirty percent (30%) of the Participant’s Compensation (or such other dollar amount or percentage limits as the Committee may establish from time to time before an Offering Date). Contributions to the Plan may be also subject to such other limits designated by the Committee, including any minimum Contribution amount or percentage.
The Plan is a discretionary plan. Participation by any Employee is purely voluntary. Participation in the Plan with respect to any Purchase Period shall not entitle any Participant to participate with respect to any other Purchase Period.
SECTION 5
CONTRIBUTIONS
(a)    Payroll Deductions. A Participant’s Contributions will begin on the first payroll paid following the Offering Date and will end on the last payroll paid on or before the Purchase Date of the Purchase Period, unless the Participant elects to withdraw from or suspend participation in the

Plan as provided in Section 9. A Participant’s enrollment documents will remain in effect for successive Purchase Periods unless the Participant elects to withdraw from or suspend participation in the Plan as provided in Section 9 or timely submits new enrollment documents to change the rate of payroll deductions for a subsequent Purchase Period in accordance with rules established by the Committee.
(b)    Payroll Deduction Account. For each payroll for which the Participant has elected to make Contributions to the Plan by means of payroll deduction or otherwise (as approved by the Committee), the Committee will credit the amount of each Participant’s Contributions to the Participant’s Payroll Deduction Account. A Participant may not make any additional payments to the Participant’s Payroll Deduction Account, except as expressly provided in the Plan or as authorized by the Committee.
(c)    No Changes to Payroll Deductions. A Participant may suspend or discontinue his participation in the Plan as provided in Section 9, but may not make any other change during a Purchase Period and, specifically, a Participant may not alter the amount of his payroll deductions for that Purchase Period.
(d)    Continued Contributions and Participation. So long as a Participant remains an Employee of the Company or a Designated Subsidiary, Contributions shall continue in effect from Purchase Period to Purchase Period, unless: (i) by the Enrollment Date prior to the first day of the next succeeding Purchase Period the Participant elects a different Contribution in accordance with procedures established by the Committee; or (ii) the Participant withdraws from the Plan in accordance with Section 9 or terminates employment in accordance with Section 10 hereof.
(e)    No Interest. No interest or other earnings will accrue on a Participant’s Contributions to the Plan.
(f)    Non-U.S. Contributions. In countries where payroll deductions are not permissible or feasible, the Committee may, in its sole discretion, permit an Employee to participate in the Plan by alternative means. Except as otherwise specified by the Committee, Contributions (including payroll deductions) made with respect to Employees paid in currencies other than U.S. dollars will be accumulated in local currency and converted to U.S. dollars as of the Purchase Date.
SECTION 6
STOCK PURCHASES
(a)    Automatic Purchase. Effective as of the close of business on each Purchase Date, but subject to the limitations of Section 7, each Participant will be deemed, without further action, to have automatically purchased the number of whole Shares that the Participant’s Payroll Deduction Account balance can purchase at the Purchase Price on that Purchase Date and such Shares will be considered to be issued and outstanding. Except as otherwise specified by the Committee, any amounts that are not sufficient to purchase a whole Share will be (i) retained in the Participant’s Payroll Deduction Account for the subsequent Purchase Period or (ii) returned to each Participant who is not eligible or has elected not to participate in the following Purchase Period.

(b)    Delivery of Shares. Certificates evidencing shares purchased shall be delivered to the Custodian or to any other bank or financial institution designated by the Committee for this purpose or delivered to the Participant (if the Participant has notified the Custodian or such other designated bank or financial institution, in the appropriate manner, of his election to receive the certificate) as soon as administratively feasible after the Purchase Date. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Shares that are held by the Custodian or any other designated bank or financial institution shall be held in a Plan Omnibus account or the Participant’s individual brokerage account as determined by the Committee. At any time, a Participant may request issuance by the Custodian or such other designated bank or financial institution of a stock certificate representing all or a portion of the Shares (in a whole number) held in such Participant’s account; provided, however, that the Committee may require that Shares be retained by the Custodian for a specified period of time and may restrict dispositions during that period, and the Committee may establish other procedures to permit tracking of disqualifying dispositions of the Shares or to restrict transfer of the Shares. A Participant shall not be permitted to pledge, transfer, or sell Shares until they are issued in certificate form or book entry, except as otherwise permitted by the Committee and subject to the Company’s policies regarding securities trading.
(c)    Notice Restrictions. The Committee may require, as a condition of participation in the Plan, that each Participant agree to notify the Company if the Participant sells or otherwise disposes of any Shares within two years of the Offering Date or one year of the Purchase Date for the Purchase Period in which the Shares were purchased.
(d)    Shareholder Rights. A Participant will have no interest or voting right in a Share until a Share has been purchased on the Participant’s behalf under the Plan.
SECTION 7
LIMITATION ON PURCHASES
(a)    Limitations on Aggregate Shares Available During a Purchase Period. With respect to each Purchase Period, the Committee, at its discretion, may specify the maximum number of shares of Common Stock that may be purchased or such other limitations that it may deem appropriate, subject to the aggregate number of shares authorized under Section 12 of the Plan. If the number of shares of Common Stock for which options are exercised exceeds the number of shares available in any Purchase Period under the Plan, the shares available for exercise shall be allocated by the Committee pro rata among the Participants in the Purchase Period in proportion to the relative amounts credited to their accounts. Any amounts not thereby applied to the purchase of shares of Common Stock under the Plan shall be refunded to the Participants after the end of the Purchase Period, without interest.
(b)    Limitations on Participant Purchases. Participant purchases are subject to the following limitations:
(1) Purchase Period Limitation. Subject to the calendar year limits provided in (2) below, the maximum number of Shares that a Participant will have the right to purchase in any

Purchase Period will be determined by dividing (i) $25,000 by (ii) the Fair Market Value of one Share on the Offering Date for such Purchase Period.
(2) Calendar Year Limitation. No right to purchase Shares under the Plan will be granted to an Employee if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company, its Subsidiaries or any parent corporation (within the meaning of Code Section 424(e)), would permit the Employee to purchase Shares with a Fair Market Value (determined at the time the right or option is granted) in excess of $25,000 for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code Section 423(b)(8).
(c)    Refunds. As of the first Purchase Date on which this Section limits a Participant’s ability to purchase Shares, the Participant’s payroll deductions will terminate, and the unused balance will (i) remain in the Participant’s Payroll Deduction Account or (ii) be returned to any Participant who is not eligible or has elected not to participate in the following Purchase Period.
SECTION 8
WITHDRAWAL OF SHARES AND SALE OF SHARES
(a)    Withdrawal of Shares. A Participant may elect to withdraw at any time (without withdrawing from participation in the Plan) whole shares held in his account by giving notice to the Custodian (or other person designated by the Committee) in the appropriate manner. Upon receipt of such notice from the Participant, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the issuance and delivery of such shares held in the Participant’s account as soon as administratively feasible.
(b)    Sale of Shares. Notwithstanding anything in the Plan to the contrary, a Participant may sell whole shares (and fractional shares if authorized by the Committee in its sole discretion) which are held in his account by giving notice to the Custodian (or such other person designated by the Committee) in the appropriate manner. Upon receipt of such notice from the Participant, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the sale of such Participant’s shares. Any sale will occur as soon as administratively feasible.
SECTION 9
SUSPENSION OF AND WITHDRAWAL FROM PARTICIPATION
(a)    A Participant may suspend payroll deductions at any time during the Purchase Period, by giving prior notice to the person designated by the Committee in the form and manner approved by the Committee. If a Participant elects to suspend his payroll deductions, only those Contributions credited to the Participant’s Payroll Deduction Account at the time of the election shall be used to purchase shares during that Purchase Period. Any Participant who suspends payroll deductions during any Purchase Period may not resume payroll deductions during such Purchase Period and must re‑enroll in the Plan in order to participate in the Plan during a subsequent Purchase Period.
(b)    Except for any Participant who is deemed to be an Insider, a Participant may cease participation in a Purchase Period at any time prior to the Purchase Date and withdraw all, but not less than all, of the Contributions credited to the Participant’s Payroll Deduction Account by providing at least 15 days’ prior written notice in the form and manner prescribed by the Committee. Partial cash withdrawals shall not be permitted. Any Participant who is deemed to be an Insider may not make a cash withdrawal under this Section 9. If a Participant elects to withdraw, the Participant may not make any further Contributions to the Plan for the purchase of Shares during that Purchase Period. A Participant’s voluntary withdrawal during a Purchase Period will not have any effect upon the Participant’s eligibility to participate in the Plan during a subsequent Purchase Period. Any Participant who withdraws contributions during any Purchase Period may not resume payroll deductions during such Purchase Period and must re‑enroll in the Plan in order to participate in the Plan during a subsequent Purchase Period.
SECTION 10
EMPLOYMENT TERMINATION
(a)    Termination Other Than Death, Disability or Retirement. If a Participant’s employment with the Company or a Designated Subsidiary terminates for any reason other than death, Disability or Retirement, the Participant will cease to participate in the Plan and the Company or its designee will refund the balance in the Participant’s Payroll Deduction Account.
(b)    Termination Due to Death. In the event of a Participant’s death, at the election of the Participant’s legal representative, the Participant’s Payroll Deduction Account balance will be (i) distributed to the Participant’s estate, or (ii) held until the end of the Purchase Period and applied to purchase Shares in accordance with Section 6. Section 10(b)(ii) shall apply in the event the Participant’s estate fails to make a timely election pursuant to rules established by the Committee.
(c)    Termination Due to Disability or Retirement. If a Participant’s employment with the Company or a Designated Subsidiary terminates during a Purchase Period due to Disability or Retirement before the Purchase Date for such Purchase Period, then, at the Participant’s election, the Participant’s Payroll Deduction Account balance will either be (i) distributed to the Participant, or (ii) held until the end of the Purchase Period and applied to purchase Shares in accordance with Section 6. Section 10(c)(ii) shall apply in the event the Participant fails to make a timely election pursuant to rules established by the Committee.
(d)    Leaves of Absence. The Committee may establish administrative policies regarding a Participant’s rights to continue to participate in the Plan in the event of such Participant’s leave of absence.
(e)    Stock Certificate. In the event of a Participant’s termination of employment for any reason, the Participant, or in the event of his death, his legal representative, may receive a stock certificate for the number of full shares held in his account by giving notice to the Custodian or such other designated bank or financial institution, in the appropriate manner, of his election to receive the certificate.

SECTION 11
PLAN ADMINISTRATION AND AMENDMENTS
The Plan will be administered by the Committee, which will be appointed by the Board. The Committee will be the Compensation Committee of the Board unless the Board appoints another committee to administer the Plan; provided, however, that such committee shall satisfy the independence requirements under Section 16 of the Securities Exchange Act of 1934, as amended, and as prescribed by any stock exchange on which the Company lists its Common Stock.
Subject to the express provisions of the Plan, the Committee will have the discretionary authority to interpret the Plan; to take any actions necessary to implement the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable in administering the Plan. All such determinations will be final and binding upon all persons. The Committee may request advice or assistance or employ or designate such other persons as are necessary for proper administration of the Plan.
SECTION 12
RESERVED SHARES
Subject to adjustments as provided in Section 13, the maximum number of Shares available for purchase on or after the Effective Date is 605,000 shares. Shares issued under the Plan may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.
SECTION 13
CAPITAL CHANGES
In the event of a Corporate Transaction, other than a Corporate Transaction in which the Company is not the surviving corporation, the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the Committee, whose determination will be binding on all persons. If the Company is a party to a Corporate Transaction in which the Company is not the surviving corporation, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.
SECTION 14
AMENDMENT OR TERMINATION OF THE PLAN
The Board in its sole discretion, may suspend or terminate the Plan, or amend the Plan in any respect; provided, however, that the stockholders of the Company must approve any amendment that would increase the number of Shares that may be issued under the Plan pursuant to options intended to qualify under Code Section 423 (other than an increase merely reflecting a change in capitalization of the Company pursuant to Section 13) or a change in the designation of any corporations (other than a Subsidiary) whose employees become Employees under the Plan.
The Plan and all rights of Employees under the Plan will terminate: (a) on the Purchase Date on which Participants become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase as set forth in Section 12, or (b) at any date at the discretion of the Board. In the event that the Plan terminates under circumstances described in (a) above, reserved Shares remaining as of the termination date will be made available for purchase by Participants on the Purchase Date on a pro rata basis based on the amount credited to each Participant’s Payroll Deduction Account. Upon termination of the Plan, each Participant will receive the balance in the Participant’s Payroll Deduction Account.
SECTION 15
REGULATORY AND TAX COMPLIANCE
The Plan, the grant and exercise of the rights to purchase Shares under the Plan, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required or desirable. The Plan is intended to comply with Rule 16b‑3 under the U.S. Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. The Committee may withhold from any payment due under the Plan or take any other action it deems appropriate to satisfy any federal, state or local tax withholding requirements.
SECTION 16
NON-U.S. JURISDICTIONS
The Committee may, in its sole discretion, adopt such rules or procedures to accommodate the requirements of local laws of non-U.S. jurisdictions, including rules or procedures relating to the handling of payroll deductions, conversion of local currency, payroll taxes and withholding procedures, as the Committee in its sole discretion deems appropriate. The Committee may also adopt rules and procedures different from those set forth in the Plan applicable to Participants who are employed by specific Designated Subsidiaries or at certain non-U.S. locations that are not intended to be within the scope of Code Section 423, subject to the provisions of Section 12, and may where appropriate establish one or more sub-plans for this purpose.
SECTION 17
MISCELLANEOUS
(a)    Nontransferability. Except by the laws of descent and distribution, no benefit provided hereunder, including an option to purchase shares of Common Stock, shall be subject to alienation, assignment, or transfer by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature, and any attempted alienation, assignment, attachment, or transfer shall be void and of no effect whatsoever and, upon any such attempt, the benefit shall terminate and be of no force or effect. During a Participant’s lifetime, options granted to the Participant shall be exercisable only by the Participant. Shares of Common Stock shall be delivered only to the Participant or, in the event of his death, his properly designated beneficiary entitled to receive the same or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant’s estate.

(b)    Tax Withholding. The Company or any Designated Subsidiary shall have the right to withhold from all payments hereunder any federal, state, local, or non‑U.S. income, social insurance, or other taxes that it deems are required by law to be withheld with respect to such payments. If such withholding is insufficient to satisfy such Federal, state, local or non‑U.S. taxes, the Participant shall be required to pay to the Company or Designated Subsidiary, as the case may be, such amount required to be withheld or make such other arrangements satisfactory to the Company or such Designated Subsidiary, as the Committee shall determine.
(c)    No Employment Right. Nothing contained in the Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer or Employee of the Company or any other employer or subsidiary or affiliate of the Company.
(d)    No Rights as Shareholder. A Participant shall not be considered a shareholder with respect to shares of Common Stock to be purchased until the Purchase Date. Thus, a Participant shall not have a right to any dividend or distribution on Shares subject to purchase during a Purchase Period.
(e)    Relationship to Other Benefits. It is not intended that any rights or benefits provided under the Plan be considered part of normal or expected compensation for purposes of calculating any severance, redundancy, termination indemnity, end of service awards, pension, retirement, profit sharing, or group insurance plan or similar benefits or payments. No payment under the Plan shall be taken into account in determining any benefits under any severance, redundancy, termination indemnity, end of service awards, pension, retirement, profit sharing, or group insurance plan of the Company or any Designated Subsidiary or subsidiary or affiliate of the Company.
(f)    Expenses. The expenses of implementing and administering the Plan shall be borne by the Company. Any brokerage fees for the subsequent transfer or sale of Shares acquired under the Plan shall be paid by the Participant (or his beneficiary or estate, if applicable).
(g)    Titles and Headings. The titles and headings of the Sections and subsections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
(h)    Application of Funds. All funds received by the Company under the Plan shall constitute general funds of the Company.
(i)    Nonexclusivity of Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(j)    Duration of Plan. Notwithstanding any provision in the Plan, no options shall be granted hereunder prior to stockholder approval. The Plan shall remain in effect until all options granted under the Plan have been exercised or expired, vested or forfeited, and/or satisfied or expired.

(k)    Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to that State’s choice of law rules, except to the extent preempted by the laws of the United States or a foreign jurisdiction.